EQUITABLE RESOURCES, INC.





                                       BY-LAWS
                         (Amended through December 17, 1993)





                                      ARTICLE I

                               MEETINGS OF SHAREHOLDERS


                    Section 1.01   All meetings  of the  shareholders shall

          be held  at the principal  office of  the Company  or such  other places, either within  or without the Commonwealth  of Pennsylva-

          nia, as the Board of Directors may from time to time determine.



                    Section 1.02   An annual meeting  of shareholders shall

          be held in each calendar year at such time and place as the Board of Directors shall determine.  If the annual meeting shall not be called and held  during such calendar  year, any shareholder  may call such meeting at any time thereafter.



                    Section 1.03   At each such  annual meeting, the  class

          of Directors then  being elected shall be elected  to hold office for a term of three  (3) years, and until their  successors shall

          have  been  elected and  qualified.   All elections  of Directors

          shall be conducted by three (3) Judges of Election, who  need not

          be shareholders,  appointed by  the Board of  Directors.   If any

          such appointees are  not present, the vacancy shall  be filled by

          the  presiding officer  of  the  meeting.   The  Chairman of  the

          Company shall preside and the Secretary shall take the minutes at

          all meetings of the shareholders.   In the absence of  the Chair-

          man, the  President shall preside.   In the absence of  both, the

          presiding  officer shall be designated  by the Board of Directors or, if not so designated, by the shareholders of the Company, and if the Secretary is unable to do  so, the presiding officer shall designate any person to take the minutes of the meeting.



                    Section 1.04   The presence,  in person or by proxy, of

          the holders of a majority of the voting power of all shareholders shall constitute a quorum except  as otherwise provided by law or

          by the  Restated Articles of  the Company.   If a meeting  is not

          organ-ized  because a  quorum is  not  present, the  shareholders present may  adjourn the meeting to  such time and place  as they may determine, except that any  meeting at which Directors are to be elected shall be  adjourned only from day to day,  or for such longer periods  not exceeding fifteen  (15) days each, as  may be directed by a majority of the voting stock present.



                    Section 1.05   Shareholders  entitled  to vote  on  any

          matter  shall be  entitled  to one  (1)  vote for  each  share of capital  stock standing in their  respective names upon the books of the Company to be voted by the shareholder in person or by his or her  duly authorized proxy or attorney.  The validity of every unrevoked proxy shall cease eleven  (11) months after the date of its  exe-cution unless  some other  definite  period of  validity shall  be expressly  provided therein,  but in  no event  shall a proxy, unless coupled  with an interest, be voted  on after three

          (3) years from the date of its execution.  All questions shall be decided  by the vote of shareholders entitled  to cast at least a majority of the  votes which all shareholders  present and voting

          (excluding  abstentions)  are  entitled to  cast  on  the matter,

          unless otherwise  expressly provided  by law  or by the  Restated

          Articles of the Company.



                    Section 1.06   Special meetings of  shareholders may be

          called by the Board  of Directors, by the Chairman, by the Presi-

          dent, or by  the holders of at  least one-fifth (1/5) of  all the shares outstanding and entitled to vote thereat.



                    Section 1.07   Notice of the annual meeting  and of all

          special  meetings of  shareholders shall  be given  by  sending a written or printed notice thereof by mail,  specifying the place,

          day, and  hour  of the  meeting and,  in the  case  of a  special meeting of shareholders, the general nature of the business to be trans-acted,  to each shareholder at the address appearing on the books of the Company, or the address supplied by such shareholder to the Company for the purpose of  notice, at least five (5) days before the  day named for  the meeting, unless  such shareholders shall waive notice or be in attendance at the meeting.


                                      ARTICLE II

                                  GENERAL PROVISIONS


                    Section 2.01   The  principal  office  of  the  Company

          shall be  in the City  of Pittsburgh, Pennsylvania, and  shall be kept  open  during  business hours  every  day  except Saturdays,

          Sundays,  and legal  holidays, unless  otherwise  ordered by  the

          Board of Directors, the Chairman or the President.



                    Section 2.02   The Company shall have a corporate  seal

          which shall contain within a  circle the following words:  "Equi-

          table  Resources, Inc., Pittsburgh, Pennsylvania" and in an inner circle the words "Corporate Seal."



                    Section 2.03   The  fiscal year  of  the Company  shall

          begin with January  1 and end with December 31 of the same calen-

          dar year.



                    Section 2.04   The Board of Directors shall fix a time,

          not more than seventy (70) days prior  to the date of any meeting of shareholders, or the date fixed  for the payment of any  divi-

          dend or distribution, or the date for any allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of  the shareholders entitled  to notice of,  or to  vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or  to receive any such allotment  of rights, or to exercise the rights in respect of any such change, conversion,

          or exchange of shares.


                                     ARTICLE III

                                  BOARD OF DIRECTORS


                    Section 3.01   Regular meetings of the Board of  Direc-

          tors shall be held at least  six (6) times each year, immediately after the annual meeting of  shareholders and at such other times and places  as the  Board of  Directors shall from  time to  time designate by resolution  of the Board.  Notice need  not be given of regular meetings  of the Board  held at the  times and  places fixed by resolution of the Board.

                    If the Board shall fail to  designate the specific time

          and place of  any regular meeting, such regular  meeting shall be held at such  time and place as designated by the Chairman or the

          President and, in such case, oral, telegraphic or written  notice shall be  duly served or sent or mailed  by the Secretary to each

          Director not less than five (5) days before the meeting.



                    Section 3.02   Special meetings may be held at any time

          upon the call of the Chairman  or the President at such time  and place  as  he may  deem  necessary, or  by  the Secretary  at the request of any two (2) members of the Board, by oral, telegraphic or written notice duly served or sent  or mailed to each Director not less than twenty-four (24) hours before the meeting.



                    Section 3.03   Fifty percent (50%) of the Directors  at

          the time in office shall  constitute a quorum for the transaction

          of business.    Vacancies in  the Board  of Directors,  including

          vacancies resulting  from an increase in the number of Directors,

          shall be filled only by  a majority vote of the  remaining Direc-

          tors  then in  office, though  less  than a  quorum, except  that vacancies resulting  from removal  from office by  a vote  of the shareholders may  be  filled  by the  shareholders  at  the  same meeting at which  such removal occurs.  All  Directors elected to fill  vacancies shall  hold office  for  a term  expiring at  the annual meeting of shareholders at which the term of the class  to which they have been elected expires.



                    Section 3.04   One  (1)  or  more  Directors  may  par-

          ticipate in a meeting of the Board or of a committee of the Board by  means  of  conference  telephone  or  similar  communications equipment  by means  of which  all persons  participating  in the meeting can hear each other,  and all Directors so  participating shall be deemed present at the meeting.



                    Section 3.05   The  full   Board  of   Directors  shall

          consist  of not  less than  five  (5) nor  more than  twelve (12)

          persons, the exact  number to be fixed  from time to time  by the

          Board of Directors pursuant to a resolution adopted by a majority vote of the Directors then in office.



                    Section 3.06   The Board of Directors may elect one (1)

          of its members (who shall not be an officer of the Company during his tenure) as its Chairman, if the By-Laws of the Company do not

          then  provide for  the election of  a Chairman  of the  Board who shall be the  Chief Executive Officer of the Company.  A Chairman

          so elected shall confer  with the President as to the  content of agendas for such meetings and shall consult with the President as to matters affecting or  relating to the Board of Directors.  The

          Chairman so  elected shall serve  until the first meeting  of the

          Board following the next annual meeting of the shareholders.  The

          Board shall  also fix the annual rate  of compensation to be paid to  the Chairman  in addition  to compensation  paid to  all non-

          officer members of the Board.  The Chairman, or in the absence of the Chairman, the President, shall preside at all meetings of the

          Board, preserve order, and regulate debate according to the usual

          parliamentary  rules.   In the  absence  of the  Chairman or  the

          President, a Chairman pro tem may be appointed by the Board.



                    Section 3.07   Only persons who are nominated in accor-

          dance  with the following procedures  shall be eligible for elec-

          tion  as directors.   Nomination  for  election to  the Board  of

          Directors of the Company at a meeting of shareholders may be made by the Board  of Directors or by  any shareholder of  the Company entitled to  vote for the  election of directors at  such meeting who complies with the notice procedures set forth in this Section

          3.07.   Such nomi-nations, other than those  made by or on behalf

          of  the Board of  Directors, shall be  made by  notice in writing delivered or  mailed by first  class United States  mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior  to such meeting; provided, however, that if less  than 70 days' notice  or prior public  disclosure of the date of the  meeting is  given to  shareholders, such  nomination shall have  been mailed or  delivered to the Secretary  not later than the close of business on  the 10th day following the day  on which the notice  of the meeting was  mailed or such public  dis-

          closure was made, whichever occurs  first.  Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and,  if known, residence  address of each  such nominee,

          (ii) the principal occupation or employment of each such nominee,

          (iii)  the number  of shares of  stock of  the Company  which are beneficially owned  by  each such  nominee,  and (iv)  any  other information concerning the nominee  that must be disclosed as  to nominees  in proxy solicitations pursuant to Regulation 14A under the Securities Exchange  Act of 1934, as amended  (including such person's written consent to be named as a nominee and to serve as a  director if elected); and (b) as to the shareholder giving the notice (i) the name and address,  as they appear on the Company's books,  of such  shareholder and  (ii)  the class  and number  of shares of the Company which are beneficially owned by such share-

          holder.  The Company may  require any proposed nominee to furnish such  other information  as  may reasonably  be  required by  the

          Company to determine the eligibility of  such proposed nominee to serve as a director of the Company.

                    The Chairman of the meeting  may, if the facts warrant,

          determine and  declare to the  meeting that a nomination  was not made in accordance with the foregoing procedure, and if he should so determine, he shall  so declare to the meeting  and the defec-

          tive nomination shall be disregarded.



                    Section 3.08   The age  limit  for  Directors  of  this

          Company shall be seventy-two (72)  and they shall not be eligible for election or  re-election after reaching their  seventy-second

          (72nd) birthday;  provided,  this  qualification  and  limitation shall not apply to Directors holding office on June 12, 1972, the date this By-Law was adopted by the shareholders.  No person  who is  an employee  or  officer  of the  Company,  except the  Chief

          Executive Officer,  shall be eligible  to serve as a  Director of the Company after  he has retired from service as  an employee or officer.



                    Section 3.09   No Director  shall be  personally liable

          for  monetary  damages as  such (except  to the  extent otherwise provided by law) for any action taken, or any failure to take any action, unless  such Director has  breached or failed  to perform the duties  of his  or her  office  under Title  42, Chapter  83,

          Subchapter  F of the  Pennsylvania Consolidated Statutes  (or any

          successor statute  relating to  Directors' standard  of care  and justifiable  reliance);  and  the breach  or  failure  to perform constitutes self-dealing, willful misconduct or recklessness.

                    If the  Pennsylvania Consolidated Statutes  are amended

          after May 22,  1987, the date  this section received  shareholder approval, to further eliminate or limit the personal liability of

          Directors, then  a Director shall  not be liable, in  addition to the  circumstances  set forth  in  this section,  to  the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.

                    The  provisions of this section  shall not apply to any

          actions filed  prior to January  27, 1987, nor  to any  breach of performance of  duty, or any  failure of performance of  duty, by any Director occurring prior to January 27, 1987.



                                      ARTICLE IV

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS


                    Section 4.01   Directors, officers, agents, and employ-

          ees of  the Company  shall  be indemnified  as  of right  to  the fullest  extent not  prohibited  by law  in  connection with  any actual or threatened action, suit or proceeding, civil, criminal,

          admin-istrative, investigative or other (whether brought by or in the  right of  the Company  or  otherwise) arising  out of  their service to the Company or to another enterprise at the request of the Company.  The Company  may purchase and maintain insurance to protect itself and any such  Director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the  power to indemnify him or  her against such liability by law or under  the provisions of this section.  The provisions of this section  shall be  applicable to  persons who  have ceased  to be

          Directors, officers, agents, and employees and shall inure to the benefit  of the heirs,  executors, and administrators  of persons entitled to indemnity hereunder.

                    Indemnification under  this section  shall include  the

          right  to be  paid  expenses  incurred in  advance  of the  final disposition of  any action, suit  or proceeding for  which indem-

          nification is provided,  upon receipt of an undertaking  by or on behalf  of the  indemnified person  to  repay such  amount if  it ultimately shall be determined that he or she is  not entitled to

          be  indemnified by  the  Company.    The  indemnification  rights

          granted  herein are  not intended  to be  exclusive of  any other rights to which those seeking indemnification may be entitled and the  Company may  enter  into  contractual  agreements  with  any

          Director, officer, agent  or employee to provide  such individual with indemnification  rights as  set forth  in such  agreement or agreements, which rights  shall be in addition to  the rights set forth in this section.

                    The provisions of  this section shall be  applicable to

          actions,  suits  or  proceedings  commenced  after  the  adoption hereof, whether arising  from acts or omissions  occurring before or after the adoption hereof.



                                      ARTICLE V

                                 STANDING COMMITTEES


                    Section 5.01   The  Board   of  Directors   shall  have

          authority to appoint an Executive Committee, a Finance Committee,

          an Audit  Committee, and  such other committees  as it  deems ad-

          visable,  each to consist of two (2)  or more Directors, and from time to time to  define the duties and fix the  number of members

          of each  committee.   In the absence  or disqualification  of any

          member  of any  such  committee, the  member  or members  thereof present at any  meeting and not disqualified from voting, whether or  not con-stituting a  quorum, may unanimously  appoint another

          Director or Directors to act at  the meeting in the place of  any such absent or disqualified member or members.



                                      ARTICLE VI

                                       OFFICERS


                    Section 6.01   The  officers  of the  Company  shall be

          chosen by  the Board  of  Directors and  shall be  a Chairman,  a

          President, a Secretary, and a  Treasurer.  The Board of Directors

          may also choose  such Vice Presidents, including one  (1) or more

          Executive Vice Presidents and Senior Vice Presidents, and one (1)

          or more Assistant Secretaries and Assistant Treasurers as  it may

          determine.



                    Section 6.02   The  Board  of Directors  shall,  at the

          first meeting  of the Board  after its election, elect  the prin-

          cipal officers  of the Company, and may elect additional officers at that or  any subsequent meeting.  All  officers elected by the

          Board  of Directors  shall hold  office  at the  pleasure of  the

          Board.



                    Section 6.03   At  the  discretion   of  the  Board  of

          Directors, any two  (2) of the offices mentioned  in Section 6.01 hereof  may be  held by  the same  person  except the  offices of

          Chairman and President; Chairman and Secretary; and President and

          Secretary.



                    Section 6.04   The  salaries  of  all officers  of  the

          Company, other than Assistant  Secretaries and Assistant Treasur-

          ers, shall be fixed by the Board of Directors.



                    Section 6.05   The officers  of the Company  shall hold

          office until the next annual meeting of the Board and until their successors are chosen  and qualify in their stead  or until their

          earlier  resignation or  removal.   Any officer  or agent  may be

          removed by  the Board of  Directors whenever in its  judgment the

          best  interests of  the Company  will  be served  thereby.   Such

          removal,  however, shall  be without  prejudice  to the  contract

          rights of the  person so removed.   If the office of  any officer

          becomes vacant for  any reason, the vacancy may  be filled by the

          Board of Directors.


                                       CHAIRMAN


                    Section 6.06   The Chairman  shall be the  Chief Execu-

          tive Officer of the Company; shall preside at all meetings of the share-holders and  at all  meetings  of the  Board of  Directors;

          shall have general  and active management of the  business of the

          Company; and  shall see  that all orders  and resolutions  of the

          Board of Directors are carried into effect.



                                      PRESIDENT


                    Section 6.07   At the request  of the  Chairman, or  in

          his absence or  disability, the President shall have and exercise all the powers and authority of the Chairman.

                    In addition to  any specific powers conferred  upon the

          President  by  these By-Laws,  he  shall have  and  exercise such further powers and duties  as from time to time may  be conferred upon or assigned to him by  the Board of Directors or the  Chair-

          man.



                                      SECRETARY


                    Section 6.08   The Secretary shall  attend all meetings

          of the  shareholders and  Board  of Directors;  shall record  all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of

          the  Board, if so designated  by the Board.   The Secretary shall

          keep in safe custody the seal  of the Company and when authorized by the Board of Directors, affix  the seal of the Company to  any instrument requiring  it and,  when so affixed,  it shall  be at-


          tested by the signature of  the Secretary or by the  signature of

          the Treasurer  or an Assistant  Secretary.   The Secretary  shall

          have custody of all contracts, leases, assignments, and all other valuable instruments unless the Board of Directors  or the Presi-

          dent shall otherwise direct.   The Secretary shall give, or cause

          to be  given, notice of  all annual meetings of  the shareholders and  any other meetings  of the shareholders  and, when required,

          notice  of the meetings  of the Board of  Directors; and, in gen-

          eral,  shall perform  all  duties  incident to  the  office of  a secretary  of a  corporation, and  such  other duties  as may  be prescribed by  the  Board  of  Directors, the  Chairman,  or  the

          President.



                    Section 6.09   The Board of Directors may elect one (1)

          or more Assistant Secretaries who shall perform the duties of the

          Secretary in the event of the Secretary's absence or inability to act, as well  as such other duties as the Board of Directors, the

          Chairman, the President,  or the Secretary may from  time to time designate.



                                      TREASURER


                    Section 6.10   The Treasurer shall  have charge of  all

          moneys and  securities belonging  to the  Company subject  to the

          direction and control  of the Board of Directors.   The Treasurer

          shall  deposit all moneys received by the Company in the name and to the  credit of  the Company  in such  bank or  other place  or places of deposit as the  Board of Directors shall designate; and

          for that  purpose the Treasurer  shall have power to  endorse for collection  or payment all checks or other negotiable instruments drawn payable  to the Treasurer's  order or  to the order  of the

          Company.  The Treasurer shall  disburse the moneys of the Company upon properly drawn checks which  shall bear the signature of the

          Treasurer or  of any Assistant  Treasurer or of the  Cashier (who

          shall be appointed by  the Assistant Treasurer with  the approval of the Treasurer).  All checks shall be covered by vouchers which shall be certified by the  Controller or the Auditor of Disburse-

          ments  or such  other employee  of  the Company  (other than  the

          Cashier) as may be designated by the Treasurer from time to time.

          The Treasurer may create, from time to time, such special imprest funds as may,  in the Treasurer's discretion, be deemed advisable and necessary, and  may open accounts with such bank  or banks as may be deemed  advisable for the deposit therein  of such special imprest  funds, and  may  authorize  disbursements  therefrom  by checks drawn against  such accounts by the Treasurer,  any Assis-

          tant Treasurer, or  such other employee of the  Company as may be

          designated by  the Treasurer  from time to  time.   The Treasurer

          shall perform such other duties  as may be assigned from time  to time by the Board of Directors, the Chairman, or the President.



                    Section 6.11   No notes or similar obligations shall be

          made except jointly  by the Chairman, the President  or an Execu-

          tive Vice President and a  Senior Vice President or the Treasurer

          or  an Assistant Treasurer, except as otherwise authorized by the

          Board of Directors.



                    Section 6.12   The Board of Directors may elect one (1)

          or more Assistant Treasurers who  shall perform the duties of the

          Treasurer in the event of the Treasurer's absence or inability to act, as well  as such other duties as the Board of Directors, the

          Chairman, the President,  or the Treasurer may from  time to time designate.



                                   VICE PRESIDENTS


                    Section 6.13   Vice  Presidents   shall  perform   such

          duties  as may be assigned to them from time to time by the Board of Directors,  the Chairman or  the President as  their positions are established or  changed.  During the absence  or inability of the Chairman or the President  to serve, an Executive Vice Presi-

          dent  or Senior  Vice President  so  designated by  the Board  of

          Directors shall have all the powers and perform the duties of the

          President.







                                       GENERAL


                    Section 6.14   Fidelity bond coverage shall be obtained

          on such officers  and employees of the Company, and  of such type and  in such amounts  as may, in  the discretion of  the Board of

          Directors, be deemed proper and advisable.



                                     ARTICLE VII

                                CERTIFICATES OF STOCK


                    Section 7.01   The shares  of the capital stock  of the

          Company shall be represented  by certificates of stock  signed by the Chairman,  the President  or a  Vice President,  and counter-

          signed by the Secretary or an Assistant Secretary or the Treasur-

          er or an Assistant Treasurer,  and sealed with the corporate seal of the  Company.  Said certificates shall be  in such form as the

          Board of Directors may from time to time prescribe.  The Board of

          Directors may from time  to time appoint an  incorporated company or companies to act  as Transfer Agent and Registrar of the stock certificates of the  Company, and in the case  of the appointment of such  Transfer Agent, the  officers of the Company  shall sign and  seal stock  certificates in  blank and  place them  with the transfer books in the custody and control of such Transfer Agent.

          If  any stock  cer-tificate  is  signed by  a  Transfer Agent  or

          Registrar,  the signature of  any such officer  and the corporate seal upon  any such certificate  may be a facsimile,  engraved or printed.



                    Section 7.02   New certificates for shares of stock may

          be  issued to  replace certificates  lost,  stolen, destroyed  or mutilated upon  such terms and  conditions as the Board  may from time to time determine.



                                     ARTICLE VIII

                                      AMENDMENTS


                    Section 8.01   (a)   The  Board of Directors  may make,

          amend, and repeal the By-Laws with respect to those matters which are  not, by statute,  reserved exclusively to  the shareholders,

          subject always  to the power  of the shareholders to  change such action  as provided  herein.  No  By-Law may be  made, amended or repealed by  the shareholders unless  such action is  approved by the  affirmative vote  of the  holders  of not  less than  eighty percent (80%) of the voting  power of the then outstanding shares of capital  stock of  the Company entitled  to vote in  an annual election of  Directors, voting together as a single class, unless such action has been previously  approved by a two-thirds vote of the  whole Board of  Directors, in which  event (unless otherwise expressly provided in  the Articles or the  By-Laws) the affirma-

          tive vote of  not less  than a  majority of the  votes which  all shareholders are entitled to cast thereupon shall be required.

                    (b)   Unless  otherwise  provided by  a By-Law,  by the

          Restated Articles or  by law, any By-Law may  be amended, altered or repealed, and new By-Laws may be adopted, by vote of a majori-

          ty of  the Directors  present at any  regular or  special meeting duly convened, but  only if notice of the specific sections to be amended, altered, repealed or added  is included in the notice of meeting.  No provision of the By-Laws shall vest any property  or contract right in any shareholder.



                                      ARTICLE IX

                             PENNSYLVANIA CORPORATION LAW


                    Section 9.01   Subchapter  G--Control  Share   Acquisi-

          tions--and  Subchapter  H--Disgorgement  by  Certain  Controlling

          Shareholders  Following Attempts to Acquire Control--of Title 15,

          Chapter  25, of the Pennsylvania Consolidated Statutes, shall not be applicable to the Company.




          (Amended through December 17, 1993)